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                                                                    EXHIBIT 10.8
FRONT

                                    CONTINUUS
                              SOFTWARE CORPORATION

                             INCENTIVE STOCK OPTION

Number of Shares                                                Date of Grant

Price per Share                                                 Expiration Date

This certifies that __________________________________ ("Optionee") has been granted an incentive stock option (the "Option") to purchase the Number of Shares (the "Shares") of Common Stock of Continuus Software Corporation (the "Company") for the price per Share on or before the Expiration Date, all as set forth above, on the terms set forth on the back of this certificate. The Option shall become exercisable in accordance with the Vesting Schedule set forth in Paragraph 2 on the back of this certificate.

Name of Optionee
Address

Social Security/National Identity No.

                 WITNESS the signatures of the Optionee and the
                              Company's duly authorized officer.

                         CONTINUUS SOFTWARE CORPORATION
                                  INCORPORATED
                                 CORPORATE SEAL
                                  JAN. 12, 1984
                                   CALIFORNIA

                                                 CONTINUUS SOFTWARE CORPORATION

               [SIG]                                      [SIG]

Signature of Optionee                              By:
                                                        President

BACK

1. Grant of Option Under Plan. The Option is a "incentive stock option" under
Section 422 of the Internal Revenue Code of 1986, as amended, which has been granted to Optionee under, and subject to all of the terms and conditions of, the Company's 1997 Equity Incentive Plan (the "Plan"). A copy of the Plan is attached hereto.
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2. Vesting Schedule. The Option shall become exercisable at the rate of one-fourth of the Number of Shares on each anniversary of the Date of Grant and shall be fully exercisable on the fourth anniversary of the Date of Grant, all as set forth on the face of this certificate, if Optionee is still in Continuus Service to the Company or one of its Affiliates on such anniversary. The Option may not be exercised after the time Optionee ceases to be in Continuous Service to the Company and its Affiliates (irrespective of the cause) except to the extent that it is exercisable at such time. The aggregate fair market value (determined at the time the Option is granted) of stock with respect to which incentive stock options are exercisable for the first time by Optionee during any calendar year under all incentive stock option plans of the Company shall not exceed $100,000.

3. Term of Option. The Option shall terminate on, and shall not be exercisable after, expiration at the earliest of (a) the Expiration Date set forth on the face of this certificate, (b) ten years after the Date of Grant set forth on the fact of this certificate, (c) three months after Optionee's Continuous Service with the Company and its Affiliates terminates, if such termination is for any reason other than disability or death, or (d) one year after Optionee's Continuous Service with the Company and its Affiliates terminates, if such termination is a result of death or disability, or if such termination is for any reason other than disability or death and Optionee dies within three months after such termination of Continuous Service.

4. Exercise of Option. Optionee shall exercise the Option by delivering to the Company written notice of election to exercise specifying the number of Shares with respect to which the Option is being exercised and payment in full of the purchase price of such Shares by cash or check or pursuant to a "same-day sale" program. Thereafter, the Company will deliver to the Optionee a certificate for the purchased Shares registered in the name of Optionee. The Company shall not be required to issue fractional shares upon exercise of the Option. As a condition of exercise, you hereby agree to enter into an arrangement for the payment of any tax withholding obligation arising from exercise of this Option or sale of the Shares acquired upon exercise.

5. Transferability of Option. The Option may not be transferred in whole or in part except by will or the laws of descent and distribution and may not be exercised during Optionee's life by anyone other than Optionee. In the event of the death of Optionee before termination of the Option, the Option, to the extent exercisable by Optionee on the date of death, may be exercised by Optionee's personal representatives, heirs, or legatees subject to Paragraph 3 above.

6. Investment Representation. Optionee represents and warrants to the Company that Optionee is acquiring the Option and the Shares subject thereto for Optionee's own account for investment and not with a view to or for sale in connection with any distribution thereof. Optionee agrees that the Company may restrict transfer of Shares and place transfer restriction legends on certificates evidencing Shares issued upon exercise of the Option if the Company, in its discretion, determines that such restrictions and legends are advisable under federal or state securities laws.

7. Miscellaneous. This Option contains the entire understanding between the Company and Optionee with respect to the Option and supersedes all prior written or oral agreements between Optionee and the Company with respect thereto. The Option shall be governed by and construed
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in accordance with the laws of California. All disputes concerning the Option shall be subject to expedited and binding arbitration outside of the American Arbitration Association before an attorney or expert who is knowledgeable and experienced in the computer hardware and software field and who is selected by mutual agreement of the Company and Optionee. Administration, interpretation and construction of the Option shall be determined by the board of directors of the Company or a committee appointed by the board of directors, as provided in the plan. This Option is not an employment contract and nothing in this option should be construed as altering any "at-will" employment arrangement.